ASSETMARK FUNDS
ASSETMARK INTERNATIONAL EQUITY FUND
REGISTRATION # 811-10267
ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	SELLING UNDERWRITER	LIST OF UNDERWRITERS
12/11/06	Symrise AG	400,000	81,030,358	UBS Investment Bank	Dresdner Kleinwort, Deutsche Bank, UBS Investment Bank, Citigroup, HSBC, Trinkaus & Burkhardt, Bank Vontobel AG, NORD/LB, Sal. Oppenheim Jr. & Cie., Kommandltgesellschaft auf Aktein

ASSETMARK FUNDS
ASSETMARK CORE PLUS FIXED INCOME FUND
REGISTRATION # 811-10267
ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	SELLING UNDERWRITER	LIST OF UNDERWRITERS
07/27/06	American Express Company	250,000	750,000,000	Citigroup	Goldman Sachs & Co, Citigroup, JP Morgan, DB Securities, Wachovia Securities, CSFB
10/18/06	Southern Union Company	300,000	600,000,000	CSFB	Goldman Sachs & Co, CSFB, Lehman Brothers, Merrill Lynch
11/01/06	Idear Inc.	375,000	2,850,000,000	JP Morgan
Goldman Sachs & Co, Bear Stearns, JP Morgan, BOA Securities, Barclays Capital, Citigroup, ABN Amro, CSFB, Greenwich Capital Markets, Lehman Brothers, Merrill Lynch, Mitsubishi UFJ Securities, Morgan Stanley, RBC Capital Markets, UBS Securities, Wachovia Securities

11/08/06	Time Warner Inc.	325,000	1,000,000,000	BOA Securities
Goldman Sachs & Co, BOA Securities, Barclays Capital, BNP Paribas, RBS Greenwich Capital, ABN Amro, Calyon, Citigroup, Daiwa Securities SMBC Europe, DB Securities, Dresdner Kleinwort, HSBC, Mizuho International, Scotia Capital, Wachovia Securities, Bear Stearns, JP Morgan, Lehman Brothers, Merrill Lynch, The Williams Group, Blaylock & Co., BMO Capital Markets, CSFB, Fortis Securities, Guzman & Co, Llyods TSB, Mitsubishi UFJ Securities, Utendahl Capital Group

11/09/06	HCA Inc.	375,000	1,000,000,000	Citigroup	Goldman Sachs & Co, BOA Securities, Citigroup, DB Securities, JP Morgan, Merrill Lynch, Wachovia Securities
12/06/06	Washington Mutual	300,000	500,000,000	Morgan Stanley	Goldman Sachs & Co, CSFB, Lehman Brothers, Morgan Stanley, Keefe Bruyette & Woods, UBS Securities
03/26/07	Chubb Corp.	475,000	1,000,000,000	Citigroup	Godman Sachs & Co, Citigroup, CSFB, Lehman Brothers, BOA Securities, BNY Capital Markets, JP Morgan, Merrill Lynch, Wachovia Securities